Consent of Independent Auditors

Penns Woods Bancorp, Inc.
Jersey Shore, Pennsylvania

   We hereby consent to the inclusion of our opinion dated January 15, 1999 on the consolidated financial statements of Penns Woods
Bancorp, Inc. and subsidiaries (the "Company") as of December 31, 1998 and for two years in the period then ended, in the Company's 1999 Annual
Report to Shareholders and Form K.

              /s/  Parente, Randolph, Orlando, Carey &
                   Associates
Williamsport, Pennsylvania
   23-Mar-00


EXHIBIT 23.SN

Consent of Independent Auditors

Penns Woods Bancorp, Inc.
Jersey Shore, Pennsylvania

   We consent to the use in the Annual Report on Form 10-K under the Securities Exchange Act of 1934 of Penns Woods Bancorp, Inc.
for the year ended December 31, 1999, of our report dated January 21, 2000 insofar as such report relates to the consolidated financial statements of Penns Woods Bancorp, Inc.
as of and for the year ended December 31, 1999.

              /s/  S.R. Snodgrass, A.C.

Wexford, Pennsylvania
March 24, 2000